EXHIBIT 10.3

SECOND AMENDMENT
TO
RIGHTS AGREEMENT

     This Second Amendment to Rights Agreement, made effective as of the 9th day of June, 2005, amends that certain Rights Agreement dated as of March 13, 2002 between Noble Corporation, a Cayman Islands exempted company limited by shares (the “Company”), and UMB Bank, N.A., as Rights Agent (the “Rights Agent”), as amended by First Amendment to Rights Agreement dated as of March 12, 2003 (as so amended, the “Rights Agreement”).

     WHEREAS, Section 27 of the Rights Agreement provides in part that prior to the “Distribution Date” (as defined in the Rights Agreement), and subject to the last sentence of Section 27, the Board of Directors of the Company and the Rights Agent may amend any provision of the Rights Agreement in any manner; and

     WHEREAS, on June 9, 2005, the Board of Directors of the Company approved amendments of the Rights Agreement to extend the “Final Expiration Date” (as defined in the Rights Agreement) from July 10, 2005 to July 10, 2015, and to increase the “Purchase Price” (as defined in the Rights Agreement) with respect to each “Right” (as defined in the Rights Agreement) from US$120.00 to US$220.00;

     NOW THEREFORE, the Rights Agreement is hereby amended as follows:

     1. The definition of “Purchase Price” contained in Section 1 of the Rights Agreement is hereby amended to read in its entirety as follows:

     “‘Purchase Price’ with respect to each Right shall mean US$220.00, as such amount may from time to time be adjusted as provided herein, and shall be payable in lawful money of the United States of America. All references herein to the Purchase Price shall mean the Purchase Price as in effect at the time in question.”

     2. Section 7(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

     “(a) Subject to Section 7(e) hereof and except as otherwise provided herein (including Section 24 hereof), each Right shall entitle the registered holder thereof, upon exercise thereof as provided herein, to purchase for the Purchase Price, at any time after the Distribution Date and at or prior to the earliest of (i) the close of business on July 10, 2015 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”) and (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, one one-hundredth of a Preferred Share, subject to adjustment from time to time as provided in Section 11 or Section 13 hereof.”

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     The remainder of the Rights Agreement shall be unaffected by this Amendment and remain in full force and effect.

     IN WITNESS WHEREOF, the Company and the Rights Agent have duly executed this Second Amendment to Rights Agreement effective as of the date first above written.

The “Company” NOBLE CORPORATION
By:	/s/ Mark A. Jackson
	Name:	Mark A. Jackson
	Title:	Senior Vice President, Chief Operating Officer and Chief Financial Officer

The “Rights Agent” UMB BANK, N.A.
By:	/s/ K. Scott Mathews
	Name:	K. Scott Mathews
	Title:	Vice President and Manager of Corporate Trust Administration

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